Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated December 27, 2012, relating to the financial statements and financial highlights of SunAmerica Focused Alpha Growth Fund (one of the Funds within SunAmerica Specialty Series), which appears in the October 31, 2012 Annual Report to Shareholders of SunAmerica Specialty Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Other Service Providers,” and “Representations and Warranties” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 14, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated December 27, 2012, relating to the financial statements and financial highlights of Focused Small-Cap Growth Portfolio (one of the Portfolios within SunAmerica Series, Inc.), which appears in the October 31, 2012 Annual Report to Shareholders of SunAmerica Series Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Other Service Providers” and “Representations and Warranties” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 14, 2013